UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2012

CRYOPORT, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-34632	88-0313393
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20382 Barents Sea Circle, Lake Forest, California 92630

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (949) 470-2300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 15, 2012, Mr. Stephen E. Wasserman resigned as the principal executive officer of CryoPort, Inc. (the “Company”). Mr. Wasserman will remain the Chairman of the Board of Directors of the Company. Also effective June 15, 2012, the Company appointed Mr. Robert S. Stefanovich, who is the Company’s current Chief Financial Officer, to replace Mr. Wasserman as the Company’s principal executive officer. The position of principal executive officer is still intended to be temporary until a new Chief Executive Officer is appointed. As noted in the Company’s Current Report on Form 8-K filed on April 6, 2012, the Board of Directors has formed an Office of the Chief Executive comprised of independent directors who have jointly assumed day-to-day management responsibilities of the Company on an interim basis, while the board searches for a successor Chief Executive Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYOPORT, INC.

Date: June 21, 2012	By:	/s/ Robert S. Stefanovich
Robert S. Stefanovich
Chief Financial Officer and Principle Executive Officer